As filed with the Securities and Exchange
Commission on May 5, 2000   Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        -----------------------------

                              CLARENT CORPORATION
             (Exact name of registrant as specified in its charter)

                         -----------------------------

       Delaware                                          77-0433687
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              700 Chesapeake Drive
                             Redwood City, CA 94063
                                 (650) 306-7511
                    (Address of principal executive offices)

                1999 Amended and Restated Equity Incentive Plan
                               _________________
                              (Full title of plan)

                              Jerry Shaw-Yau Chang
                            Chief Executive Officer
                              700 Chesapeake Drive
                            Redwood City, CA  94063
                                 (650) 306-7511
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:

                            Deborah J. Ludewig, Esq.
                               Cooley Godward llp
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA  94306-2155
                                 (650) 843-5000

                          ----------------------------

This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this
                            Registration Statement.

                        CALCULATION OF REGISTRATION FEE


====================================================================================================================================

                                                                                               Proposed Maximum
                                             Amount to be            Proposed Maximum              Aggregate            Amount of
Title of Securities to be Registered       Registered (2)       Offering Price Per Share (1)    Offering Price (1)  Registration Fee

Stock Options and Common Stock (par        3,434,295 shares                                      $252,760,228            $66,729
 value $.001)
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to
outstanding options under the
registrant's Amended and Restated
1999 Equity Incentive Plan (the "Plan")    1,010,633                   $ 97.29(1)(a)             $ 98,324,485
------------------------------------------------------------------------------------------------------------------------------------

Common Stock reserved for future           2,423,662                   $63.72(1)(b)              $154,435,743
 issuance under the Plan
====================================================================================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based on (a) the weighted average exercise price for shares subject to outstanding options granted by the registrant under the registrant's 1999 Amended and Restated Equity Incentive Plan or (b) the average of the high and low prices of registrant's Common Stock on May 3, 2000 as reported on the Nasdaq National Market.

(2) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common
     Stock.

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,434,295 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1999 Amended and Restated Equity Incentive Plan, as amended.

                     INCORPORATION BY REFERENCE OF CONTENTS
              OF REGISTRATION STATEMENT ON FORM S-8 NO. 333-89139

     The contents of Registration Statement on Form S-8 No. 333-89139 filed with the Securities and Exchange Commission on October 15, 1999 are incorporated by reference herein.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby will be passed upon for the registrant by Cooley Godward LLP, Palo Alto, California. As of the date of this registration statement, certain attorneys of Cooley Godward own an aggregate of 3,125 shares of the registrant's Common Stock.

                                    EXHIBITS



Exhibit
Number

4.1*       Amended and Restated Certificate of Incorporation of the registrant.

4.3**      Bylaws of the registrant

4.4**      Form of Common Stock Certificate

5.1        Opinion of Cooley Godward LLP

23.1       Consent of Ernst & Young LLP, Independent Auditors

23.2       Consent of Cooley Godward LLP  (Included in Exhibit 5.1)

24.1       Power of Attorney (See signature page)

99.1       1999 Amended and Restated Equity Incentive Plan, as amended.

_____________
* Incorporated by reference from the registrant's Annual Report on Form 10-K (file No. 000-26441) filed with the Securities and Exchange Commission on March 28, 2000.

** Incorporated by reference from the registrant's Registration Statement on Form S-1, as amended (file No. 333-76051), initially filed with the Securities and Exchange Commission on April 9, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on May 5, 2000.

                                    CLARENT CORPORATION

                                    By: /s/ Jerry Shaw-Yau Chang
                                       ----------------------------------------
                                        Jerry Shaw-Yau Chang
                                        Chief Executive Officer, President and
                                        Director


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerry Shaw-Yau Chang and Richard J. Heaps, and each of them, his true and lawful attorney-in-fact, each with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                           Title                         Date
  /s/ Jerry Shaw-Yau Chang                        Chief Executive Officer,                     May 5, 2000
-----------------------------------------------   President and Director
  Jerry Shaw-Yau Chang                            (Principal Executive Officer)

  /s/ Richard J. Heaps                            Chief Operating Officer and Chief            May 5, 2000
-----------------------------------------------   Financial Officer
  Richard J. Heaps                                (Principal Financial Officer and
                                                  Accounting Officer)

  /s/ Machael F. Vargo                            Chief Technology Officer and Director        May 5, 2000
-----------------------------------------------
  Michael F. Vargo

  /s/ Wen Chang Ko                                Director                                     May 5, 2000
-----------------------------------------------
  Wen Chang Ko

  /s/ Syaru Shirley Lin                           Director                                     May 5, 2000
-----------------------------------------------
  Syaru Shirley Lin

  /s/ William R. Pape                             Director                                     May 5, 2000
-----------------------------------------------
  William R. Pape

                                 EXHIBIT INDEX
Exhibit
Number                       Description

4.1*       Amended and Restated Certificate of Incorporation of the registrant.

4.3**      Bylaws of the registrant

4.4**      Form of Common Stock Certificate

5.1        Opinion of Cooley Godward LLP

23.1       Consent of Ernst & Young LLP, Independent Auditors

23.2       Consent of Cooley Godward LLP  (Included in Exhibit 5.1)

24.1       Power of Attorney (See signature page)

99.1       1999 Amended and Restated Equity Incentive Plan, as amended.
_____________
* Incorporated by reference from the registrant's Annual Report on Form 10-K (file No. 000-26441) filed with the Securities and Exchange Commission on March 28, 2000.

** Incorporated by reference from the registrant's Registration Statement on Form S-1, as amended (file No. 333-76051), initially filed with the Securities and Exchange Commission on April 9, 1999.